Exhibit 10.6
                              EMPLOYMENT AGREEMENT

     THIS EMPLOYMENT AGREEMENT (the "Agreement") is entered into as of May 29, 1997, by and between THE ANTIGUA GROUP, INC., a Nevada corporation with its principal place of business in Scottsdale, Arizona (the "Company"), and BRETT MOORE, a resident of the State of Arizona ("Employee").

                                    RECITALS

     A. Employee is currently Vice-President-Product Development and Sourcing of the Company.

     B. Employee is currently an at-will employee of the Company.

     C. The Company manufactures and sells various types of apparel on a national and international basis.

     D. The Company and Employee desire to continue Employee's relationship with the Company and to memorialize the terms of Employee's employment with the Company.

                                    AGREEMENT

     1. Employment. The Company hereby continues to employ Employee and Employee hereby accepts such employment upon the terms and conditions set forth herein. Employee shall continue to be employed by the Company in Scottsdale, Arizona.

     2. Duties of Employment. Employee shall continue to serve as Vice President-Product Development and Sourcing of the Company. In such capacity, Employee shall continue to perform such duties and services as the Company's
Board of Directors may assign or delegate to her from time to time. As of the date hereof, such duties shall include primary responsibility for the following functions: overall product direction (including new product introduction, evaluation of existing products and implementation of new designs); global sourcing strategy (including locating new qualified manufacturers, cultivating relationshps with existing manufacturers, and locating new qualified manufacturers, cultivating relationships with existing manufacturers, and implementing and enforcing systems which aadhere to all U.S. customs and overseas manufacturing regulations); overseeing product purchasing; development and implementation of quality control systems; coordinate with marketing department to ensure consistent print message to trade and consumers; oversee retail sales and operations (including investigation and development or retail/ partnership opportunities, and creation of in-shop merchandising programs). Employee shall report directly to the Company's Chief Executive Officer.

     3. Term. This Agreement shall be effective as of the

Closing under the Stock Purchase Agreement dated April 21, 1997 and shall continue in effect until terminated as provided in Paragraph 5 hereof.

     4.   Compensation  and  Benefits.   Employee  will  receive  the  following
compensation for her services during her term of employment hereunder:

          (a) Salary. Employee shall receive a base salary of $105,000 per year, payable in accordance with the standard payroll policies of the Company. Such salary shall be prorated for any partial year of employment by Employee hereunder.

          (b) Bonuses. Employee shall be eligible to participate in the Company's Executive Incentive Compensation Program at a bonus level not less than 15% of Employee's base salary. Such bonus shall be paid within sixty (60) days of the end of the Company's fiscal year and shall be prorated for any partial year of employment by Employee hereunder.

          (c) Stock Options. Concurrently with the execution of this Agreement, Employee has been granted a two-year option to purchase up to 200,000 shares of the Common Stock of the Company's parent, Southhampton Enterprises Corp. ("Parent"), pursuant to Parent's Executive and Employee Stock Option Plan (the "Plan") at an exercise price per share equal to the market price of Parent's Common Stock on the date hereof. The number and exercise price of such options is subject to adjustment to reflect the one-for-five reverse stock split of Parent Common Stock to be effected after the date hereof. All of such options are vested in full as of the date hereof. Employee shall also participate in the Plan on a going-forward basis.

          (d) Medical Insurance. The Company will provide coverage for Employee and her dependents (if any) during the term of her employment under the Company's health insurance policy.

          (e) Miscellaneous Benefits. Employee shall be entitled to vacation, sick pay and reimbursement of business expenses incurred on behalf of the Company on the same basis as other senior management of the Company. Employee shall also be entitled to participate in the Company's 401(k) Plan to the same extent as other senior management of the Company.

          (f) Annual Review. Employee shall be entitled to an employment review in accordance with the Company's senior management review policy.

     5. Termination. This Agreement may be terminated as follows:

          (a) For any or no reason by either  Employee or the Company upon sixty
(60) days' notice by the terminating party to the other party;

          (b) By the Company immediately upon the death of Employee; or

          (c) By the Company in the event Employee is unable to perform her duties under this Agreement for a period of more than ninety (90) consecutive days due to total or partial disability.

Subject to Section 6, and any notice period provided for above, any termination of Employee's employment will be effective upon the non-terminating party's receipt of written notice of such termination, and such termination shall be without prejudice to any other remedy to which the Company may be entitled either at law, in equity or under this Agreement.

     6. Severance. In the event the Company terminates this Agreement for any reason or Employee terminates this agreement for "Good Reason" (as hereinafter defined), then (a) Employee shall receive six months' salary paid bi-monthly with the first payment due and payable two weeks after Employee's last day of employment, and (b) the Company shall vest any and all unvested stock options on the date of such termination, and (c) Employee shall have a period of ninety
(90) days within which to exercise any vested options. In the event Employee terminates this Agreement for other than "Good Reason", then (i) Employee shall be entitled to no compensation past the last day of Employee's employment with the Company; and (ii) all stock options of Employee which are not vested as of the date of such termination shall automatically be null and void and of no further force or effect.

     "Good Reason" shall mean the occurrence of any of the following: (i) the Company's failure to re-appoint Employee to offices, titles or positions carrying comparable authority, responsibilities, dignity and importance to that of Employee's offices and positions as of the date hereof, or (ii) any material change by the Company in Employee's functions, duties, or responsibilities which would cause Employee's positions with the Company to be of less dignity, responsibility or importance than as in effect on the date hereof, or (iii) Employee being requested by the Company to relocate to a location other than the Metropolitan Phoenix area.

     7. Confidentiality. Employee acknowledges that Employee has received and contributed to the production of, Confidential Information, and that Employee may continue to receive and contribute to the production of Confidential Information in the future. For purposes of this Agreement, Employee agrees that "Confidential Information" shall mean information or material proprietary to the Company or designated as Confidential Information by the Company and not generally known by non-Company personnel, which Employee develops or to which Employee may obtain knowledge or access through or as a result of Employee's relationship with the Company (including information conceived, originated, discovered or developed in whole or in part by Employee). Confidential Information includes, but is not limited to, the following types of information and other information of a similar nature (whether or not reduced to writing): discoveries, inventions, ideas, concepts, research, development, processes, procedures, "know-how", formulae, marketing techniques and materials, marketing and development plans, business plans, customer names and other information related to customers, price lists, pricing policies, financial information, employee compensation, and computer programs and systems. Confidential Information also includes any information described above which obtains from another party and which treats as proprietary or designates as Confidential Information, whether or not owned by or developed by the Company. Employee acknowledges that the Confidential Information derives independent economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use. Information publicly known without breach of this Agreement that is generally employed by the trade at or after the time Employee first learns of such information, or generic information or knowledge which Employee would have learned in the course of similar employment or work elsewhere in the trade, shall not be deemed part of the Confidential Information. Employee further agrees:

          7.1 To furnish the Company on demand, at any time during or after employment, a complete list of the names and addresses known to employee of all present, former and potential customers and other contacts gained while an employee of the Company, whether or not in the possession or within the knowledge of the Company.

          7.2 That all notes, memoranda, documentation and records in any way incorporating or reflecting any Confidential Information shall belong exclusively to the Company and Employee agrees to turn over all copies of such materials in Employee's control to the Company upon request or upon termination of Employee's employment with the Company.

          7.3 That while employed by the Company and thereafter Employee will hold in confidence and not directly or indirectly reveal, report, publish, disclose or offer any of the Confidential Information to any person or entity, or utilize any of the Confidential Information for any purpose, except in the course of Employee's work for the Company.

          7.4 That any ideas in whole or in part conceived or made by Employee during the term of this employment or relationship with the Company which are made through the use of any of the Confidential Information of the Company or any of the Company's equipment facilities, trade secrets or time, or which result from any work performed by Employee for the Company, shall belong exclusively to the Company and shall be deemed a part of the Confidential Information for purposes of this Agreement. Employee hereby assigns and agrees to assign to the Company all rights in and to such Confidential Information whether for purposes of obtaining patent or copyright protection or otherwise. Employee shall acknowledge and deliver to the Company, without charge to the Company (but at its expense) such written instruments and do such other acts, including giving testimony in support of Employee's authorship or inventorship, as the case may be, necessary in the opinion of the Company to obtain patents or copyrights or to otherwise protect or vest in the Company the entire right and title in and to the Confidential Information.

     8. Non-Competition During Employment. Employee agrees that during the term of Employee's employment with the Company, Employee will devote all of Employee's business time and effort to and give undivided loyalty to the Company, and will not engage in any way whatsoever, directly or indirectly, in any business that is competitive with the Company or solicit or in any other manner work for or assist any business which is competitive with the Company. During the term of Employee's employment by the Company, Employee will undertake no planning for or organization of any business activity competitive with the Company, and Employee will not combine or conspire with any other employee of the Company or any other person for the purpose of organizing any such competitive business activity. Notwithstanding the foregoing, however, Employee may serve as a consultant on projects in the apparel and/or golf businesses with the prior approval of the Company's Chief Executive Officer, which shall not be unreasonably withheld.

     9. Non-Competition After Employment. The Company and Employee acknowledge that Employee will acquire much knowledge and information concerning the business of the Company as the result of Employee's employment. Competition by Employee in that business after this Agreement is terminated would severely injure the Company. Accordingly, until six (6) months after this Agreement is terminated or Employee leaves the employment with the Company for any reason whatsoever, Employee will not:

          9.1 Within any jurisdiction or marketing area in which the Company is doing business or is qualified to do business, directly or indirectly own, manage, operate, control, be employed by or participate in the ownership, management, operation or control of, or be connected in any manner with, any business of the type and character engaged and competitive with that conducted by the Company. For purposes of interpreting the preceding sentence, the parties acknowledge that while the Company currently competes in the apparel industry, this provision should not prohibit Employee from participating in the entire apparel industry, but only those segments of the apparel industry which compete with the Company's products and services. For these purposes, ownership of securities of not in excess of 5% of the stock of a company that is publicly traded on a national securities exchange or is quoted on an automated quotation system of a national securities association and is part of a national market system shall not be considered to be competition with the Company or any of its affiliates.

          9.2 Persuade or attempt to persuade any potential customer or client to which the Company or any of its affiliates has made a proposal or sale, or with which the Company or any of its affiliates has been having discussions, not to transact business with the Company or such affiliate, or instead to transact business with another person or organization.

          9.3 Solicit the business of any company which is a customer or client of the Company or any of its affiliates at any time during Employee's employment by the Company, or was its customer or client within two years prior to the date of this Agreement; provided, however, if Employee becomes employed by or represents a business that exclusively sells products that are wholly dissimilar from products then marketed or intended to be marketed by the Company, such contact shall be permissible;

          9.4 Solicit, endeavor to entice away from the Company or any of its affiliates, or otherwise interfere with the relationship of the Company or any of its affiliates with, any person who is employed by or otherwise engaged to perform services for the Company or any of its affiliates, whether for Employee's account or for the account of any other person or organization.

     10. Injunctive Relief. Employee agrees that it would be difficult to measure the damage to the Company from any breach by Employee of the covenants set forth herein, that injury to the Company from any such breach would be impossible to calculate, and that money damages would therefore be an inadequate remedy for any such breach. Accordingly, Employee agrees that if Employee should breach Paragraphs 7, 8 or 9 of this Agreement the Company shall be entitled, in addition to and without limitation of all other remedies it may have, to injunctions or other appropriate orders to restrain any such breach without showing or proving any actual damage to the Company. This Paragraph shall survive termination of Employee's employment.

     11. Governing Law. This Agreement shall be interpreted and construed under the laws of the State of Arizona, which laws shall prevail in the event of any conflict of law. This Agreement and the obligations hereunder are made and performable in Maricopa County, Arizona, which shall be the exclusive venue for any litigation hereunder.

     12. Modification of Contract. No waiver or modification of this Agreement shall be valid unless it is in writing and duly executed by both parties.

     13. Judicial Modification of Agreement. If the period of time or the area specified in Paragraphs 7, 8 or 9 herein should be adjudged unreasonable in any proceeding, then the period of time shall be reduced by such number of months or the area shall be reduced by the elimination of such portion thereof or both so that such restrictions may be enforced in such area and for such time and is adjudged to be reasonable. If Employee violates any of the restrictions contained in Paragraphs 7, 8 or 9 of this Agreement, then the restrictive period contained in Paragraph 9 shall not run in favor of Employee from the time of the commencement of any such violation until such time as such violation shall be cured by Employee to the satisfaction of the Company.

     14. Notices. Any notice to be given hereunder by either party to the other shall be in writing and may be transmitted by personal delivery or by mail, registered or certified, postage prepaid with return receipt requested. Notices shall be addressed to the parties at the following addresses and shall be effective upon receipt:

     If to the Company:     The Antigua Group, Inc.
                            9319 N. 94th Way
                            Scottsdale, Arizona 85258
                            Attention:  Chief Executive Officer

     If to Employee:        Ms. Brett Moore
                            c/o The Antigua Group, Inc.
                            9319 N. 94th Way
                            Scottsdale, Arizona 85258

     15. Entire Agreement. This Agreement contains the complete agreement concerning the employment arrangement between the Company and Employee. This Agreement supersedes any previous agreements or understandings between the parties.

     16. Attorneys' Fees. In the event of a dispute or litigation arising hereunder, the successful party in such dispute or litigation shall be entitled to recover its costs and reasonable attorneys' fees from the other parties to such dispute or litigation.

DATED on May 29, 1997.


THE ANTIGUA GROUP, INC.



By /s/ L. Steven Haynes                                  /s/ Brett Moore
   L. Steven Haynes                                      Brett Moore
Its Chief Executive Officer

               COMPANY                                            EMPLOYEE